UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 15, 2014
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 15, 2014, Darden Restaurants, Inc. issued a press release announcing the results of our previously announced cash tender offer (the “Tender Offer”) for our outstanding 4.50% Senior Notes due 2021, 3.350% Senior Notes due 2022, 6.000% Senior Notes due 2035 and 6.200% Senior Notes due 2017 (collectively, the “Notes”) as of the early participation deadline, and has increased the maximum aggregate principal amount of Notes to be repurchased from $600,000,000 to $610,000,000 and removed the tender caps for the Senior Notes due 2021 and 2022. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	News release dated July 15, 2014 entitled “Darden Announces Early Tender Results for Cash Tender Offer, Increase to Maximum Amount and Elimination of Tender Caps.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ William R. White III
William R. White III
Date: July 15, 2014		Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	News release dated July 15, 2014 entitled “Darden Announces Early Tender Results for Cash Tender Offer, Increase to Maximum Amount and Elimination of Tender Caps.”